UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2025

TERAWULF INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41163	87-1909475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Federal Street

Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

(410) 770-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	WULF	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 3.02 of this Current Report on Form 8-K, and the information set forth under “Indenture and the Notes” in Item 1.01 included in the Company’s Current Report on Form 8-K filed on August 20, 2025 (the “Prior 8-K”), is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As previously reported on August 20, 2025, TeraWulf Inc. (the “Company”) issued and sold in a private offering $850 million aggregate principal amount of 1.00% Convertible Senior Notes due 2031 (the “notes”). The notes were sold under a purchase agreement, dated as of August 18, 2025, entered into by and between the Company and Morgan Stanley & Co. LLC, as representative of the several initial purchasers named therein (the “Initial Purchasers”), for resale to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted to the Initial Purchasers an option to purchase, within a 13-day period beginning on, and including, the date on which the notes were first issued, up to an additional $150 million aggregate principal amount of the notes (the “Additional Notes”). On August 21, 2025, the Initial Purchasers elected to fully exercise such option, and on August 22, 2025, the Company issued $150 million aggregate principal amount of Additional Notes. The aggregate principal amount of notes sold in the offering was $1 billion, inclusive of the $150 million aggregate principal amount of Additional Notes issued pursuant to the option.

In connection with the issuance of the Additional Notes, the Company entered into additional privately negotiated capped call transactions (the “Additional Capped Call Transactions”) with certain financial institutions (the “Option Counterparties”). The Additional Capped Call Transactions cover, subject to customary anti-dilution adjustments, the aggregate number of shares of the Company’s common stock that initially underlie the Additional Notes, and are expected generally to reduce potential dilution to the Company’s common stock upon any conversion of Additional Notes and/or offset some or all of any cash payments the Company is required to make in excess of the principal amount of converted Additional Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Additional Capped Call Transactions. The cap price of the Additional Capped Call Transactions is $18.76, which represents a premium of 100% over the last reported sale price of the Company’s common stock on August 18, 2025. The cost of the Additional Capped Call Transactions was approximately $15.1 million.

The Additional Capped Call Transactions are separate transactions, each between the Company and the applicable Option Counterparty, and are not part of the terms of the Additional Notes and will not affect any holder’s rights under the Additional Notes or the Indenture, dated August 20, 2025 (the “Indenture”). Holders of the Additional Notes will not have any rights with respect to the Additional Capped Call Transactions.

The summary set forth above is qualified in its entirety by reference to the form of Capped Call Confirmations filed as Exhibit 10.1 to the Prior 8-K, which is incorporated into this Item 3.02 by reference.

Net proceeds from the sale of the notes (inclusive of the Additional Notes issued pursuant to the full exercise of the option) were approximately $975.2 million after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses payable by the Company. The Company used $100.6 million of the net proceeds to fund the cost of the capped call transactions (inclusive of the Additional Capped Call Transactions) with the remaining net proceeds allocated to the Company’s data center expansion and for general corporate purposes.

The conversion rate for the Additional Notes is the same as the conversion rate for the notes: it will initially be 80.4602 shares of the Company’s common stock per $1,000 principal amount of Additional Notes, which is equivalent to an initial conversion price of approximately $12.43 per share of common stock. The conversion rate is subject to customary anti-dilution adjustments in accordance with the terms of the Indenture.

The Company offered and sold the Additional Notes to the Initial Purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act, and the Additional Notes were resold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Company will settle conversions of the Additional Notes by paying and/or delivering, as the case may be, cash or a combination of cash and shares of the Company’s common stock, at the Company’s election. Neither the Additional Notes nor the underlying shares of common stock have been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company does not intend to file a shelf registration statement for the resale of the Additional Notes or any common stock issuable upon conversion of the Additional Notes.

The information set forth under “Indenture and the Notes” in Item 1.01 included in the Prior 8-K is incorporated into this Item 3.02 by reference.

Cautionary Note Regarding Forward-Looking Statements.

Statements in this Current Report on Form 8-K about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the completion, size and timing of the offering, the anticipated use of any proceeds from the offering, and the terms of the notes. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including uncertainties related to market conditions and the completion of the offering on the anticipated terms or at all, the other factors discussed in the “Risk Factors” section of TeraWulf’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 3, 2025, the “Risk Factors” section of TeraWulf’s Quarterly Reports on Form 10-Q and the risks described in other filings that TeraWulf may make from time to time with the SEC. Any forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and TeraWulf specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated August 22, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2025	TERAWULF, INC.

	By:	/s/ Patrick A. Fleury
	Name:	Patrick A. Fleury
	Title:	Chief Financial Officer